Exhibit 10.16
SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT OF SARAH LONGORIA
This Second Amendment To The Employment Agreement Of Sarah Longoria (the “Amendment”) is effective as of the 23rd day of September, 2022 (the “Effective Date”), by and between Sarah Longoria (the “Executive”) and EXICURE, INC. (the “Company”) (each of the Executive and the Company, a “Party,” and collectively, the “Parties”).
RECITALS
WHEREAS, the Company and the Executive have entered into that certain Employment Agreement effective March 5, 2021 (the “Executive Agreement”);
WHEREAS, the Company and Executive amended the Executive Agreement pursuant to that certain First Amendment to the Executive Agreement on December 10, 2021 (the “First Amendment”); and
WHEREAS, the Company and the Executive wish to amend the Executive Agreement and the First Amendment as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Parties hereto agree as follows:
AGREEMENT
1.Amendments to Section 4.
a.Section 4(c)(i) of the Executive Agreement is hereby amended and restated in its entirety as follows:
“The Company shall pay Executive a lump sum amount equal to fifteen (15) months of Base Salary, less applicable withholdings and deductions, payable within sixty (60) days following Executive’s termination from employment;”
b.To address a typographical error contained in the First Amendment, Section 4(c)(iii) of the Executive Agreement is hereby amended and restated in its entirety as follows:
“All equity awards, to the extent outstanding as of immediately prior to such termination, will be (or will be deemed to have been) fully vested and exercisable as of immediately prior to the latter of: (1) the date of termination and (2) the date of the Change in Control; and”

c.Section 4(c)(iv) of the Executive Agreement is hereby amended and restated in its entirety as follows:
“The Company shall pay Executive a lump sum amount equal to fifteen (15) months of the employer portion of Executive’s group health insurance premiums, as in effect immediately prior to the termination of employment, less applicable withholdings and deductions, payable within sixty (60) days following Executive’s termination from employment.”

1.

d.Section 4(g) of the Executive Agreement, which was added in the First Amendment, is hereby amended and restated in its entirety as follows:
“(g) Termination without Cause or for Good Reason. If Executive's employment hereunder shall be terminated by the Company without Cause, or by Executive for Good Reason, then in addition to the payments and benefits described in Section 4(b) and subject to Executive’s execution and non-revocation of the release contemplated in Section 4(e) of this Agreement and Executive's continuing compliance with the Confidentiality and Work Product Assignment Agreement (as defined below):
(i)    The Company shall pay Executive a lump sum amount equal to six (6) months of Base Salary as in effect immediately prior to Executive’s termination of employment hereunder, less applicable withholdings and deductions, payable within sixty (60) days following Executive’s termination from employment.
(ii)    the Company shall pay Executive an annual cash bonus for the year of termination, payable at the same time as annual cash bonuses are paid to senior management, based on actual achievement of performance targets (as if Executive had remained employed through the end of the applicable performance period), subject, however, to proration based on the number of days in the applicable performance period that had elapsed prior to the date of termination; and
(iii)    the Company shall pay Executive a lump sum amount equal to twelve (12) months of the employer portion of Executive’s group health insurance premiums, as in effect immediately prior to the termination of employment, less applicable withholdings and deductions, payable within sixty (60) days following Executive’s termination from employment.”
2.The Company and the Executive further agree that this Amendment does not constitute grounds for “Good Reason” pursuant to the Executive Agreement, or otherwise constitute any trigger for the Company’s payment of any severance benefits to Executive pursuant to the Executive Agreement.
3.The Executive will continue to abide by Company rules and policies. Executive reaffirms, acknowledges and agrees to continue to comply with the Confidentiality, Non-Hire, Non-Disparagement, and Work Product Agreement, which Executive signed on March 9, 2021 (the “Confidentiality and Work Product Assignment Agreement”) and which prohibits unauthorized use or disclosure of the Company’s proprietary information, among other obligations.
4.The Executive confirms that she has read this Amendment, understands the terms thereof and has had sufficient opportunity to obtain independent legal advice.
5.Except as modified or amended in this Amendment, no other term or provision of the Executive Agreement or First Amendment is amended or modified in any respect. The Executive Agreement, and its exhibits, along with this Amendment, set forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company.
[Signature page follows]
2.

The Parties have executed this SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT OF SARAH LONGORIA on the day and year written above.
EXICURE, INC.

/s/ Matthias Schroff
_________________________
Matthias Schroff, Ph.D.
Chief Executive Officer

EXECUTIVE

/s/ Sarah Longoria
__________________________
Sarah Longoria